EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 12, 1995 (this "Agreement"), among Cal Dive International, Inc., a Minnesota corporation (the "Company"), First Reserve Secured Energy Assets Fund, Limited Partnership, a Delaware limited partnership ("SEA"), First Reserve Fund V, Limited Partnership, Delaware limited partnership ("Fund V"), First Reserve Fund V-2, Limited Partnership, a Delaware limited partnership ("Fund V-2"). First Reserve Fund VI, Limited Partnership, a Delaware limited partnership ("Fund VI"; together with SEA, Fund V and Fund V-2, the "Funds"), Gerald G. Reuhl, Owen Kratz and S. James Nelson, individually (collectively, the "Executives") and as Trustees of the Cal Dive International, Inc. Voting Trust (the "Trust").

                                    RECITALS

        The Funds, the Executives and the Company are parties to a Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Funds are purchasing 221,985 shares of the common stock of the Company without par value ("Common Stock") from the Company's treasury and an aggregate of 332,978 shares of Common Stock from the CDI Shareholders (as defined in the Shareholders Agreement (as defined below)). In order to induce the Funds and the Executives to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

        The Funds, the CDI Shareholders and the Company are parties to an Amended and Restated Shareholders Agreement, dated as of the date hereof (the "Shareholders Agreement").

        The execution and delivery of this Agreement is a condition precedent to the obligation of the Funds to purchase Common Stock from the Company and the CDI Shareholders pursuant to the Purchase Agreement and to enter into the Shareholders Agreement.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Shareholders Agreement are used herein as defined therein. For purposes of this Agreement, the following terms have the meanings set forth below:

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        "Executive Registrable Securities" means (i) any Common Stock issued to the Executives (or their Permitted Transferees (as defined in the Shareholders Agreement)) and/or issued in the future to other employee shareholders of the Company and held by the Trust, (ii) any common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. and (iii) any other shares of Common Stock held by the Executives (or their Permitted Transferees) or by the Trust.

        "Funds' Registrable Securities" means (i) any Common Stock purchased by the Funds pursuant to the Purchase Agreement, (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization, and (iii) any other shares of Common Stock held by the Funds.

        "Registrable Securities" means the Executive Registrable Securities and the Funds' Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Executive Registrable Securities or Funds' Registrable Securities, as the case may be, when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a holder shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

        2.     DEMAND REGISTRATIONS.

        (a) REQUEST FOR REGISTRATION. At any time after the earlier of (i) the fifth anniversary of the date hereof or (ii) a Public Offering, the holders of
(x) the Funds' Registrable Securities or (y) the holders of Executive Registrable Securities, in each case who own, in the aggregate, not less than 10% of the total outstanding shares of Common Stock, as the case may be, may request registration under the Securities Act of all or part of their Funds' Registrable Securities or Executive Registrable Securities, respectively. Within ten days after receipt of any such request (which shall specify the amount of Registrable Securities to be registered), the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein

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within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 2(a) are referred to herein as -Demand Registrations."

        (b) DEMAND REGISTRATIONS. The holders of Funds' Registrable Securities and Executive Registrable Securities will each be entitled to request two Demand Registrations; PROVIDED, that, at the time of such request, the holders making such request own, in the aggregate, not less than 10% of the total outstanding shares of Common Stock. A registration will not count as one of the permitted Demand Registrations until it has become effective, and a registration initiated as a Demand Registration will not count as one of the permitted Demand Registrations unless the holders of the Funds' Registrable Securities or the Executive Registrable Securities, as the case may be, initiating such Demand Registration are able to register and sell at least 50% of the Registrable Securities requested by such holder to be included in such registration; PROVIDED that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration. All Demand Registrations shall be underwritten registrations. The Company and each holder will pay a pro rata portion of the Registration Expenses in accordance with
Section 6(c).

        (c) PRIORITY ON DEMAND REGISTRATIONS. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities initially requesting such registration. If in connection with a Demand Registration the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration (i) first, up to 50% of the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of Shares owned by the Funds (with respect to those Registrable Securities requested to be included which are held by the Funds), on the one hand, and the Executives (with respect to those Registrable Securities requested to be included which are held by the Executives), on the other, (ii) second, all remaining Fund Registrable Securities and any Executive Registrable Securities requested to be included in such registration, pro rata among the holder of such securities on the basis of the number of Shares owned by the Funds, on the one hand, and the Executives, on the other (excluding the Funds' Registrable Securities and the Executive Registrable Securities included pursuant to (i) above) and (iii) third, other securities requested to be included in such registration.

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        (d) RESTRICTIONS ON DEMAND REGISTRATION. The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration or a registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of each of the Funds' Registrable Securities and the Executive Registrable Securities agree that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; PROVIDED that in such event, the holders of the Funds' Registrable Securities or the Executive Registrable Securities requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registration.

        (e) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to recommend the investment banker(s) and manager(s) to administer the offering, subject to the approval of a majority of the Board which shall not be unreasonably withheld; PROVIDED, that if any of the Funds' Registrable Securities are to be included in such Demand Registration, such underwriter shall be acceptable to the Funds.

        (f) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of each of the Funds' Registrable Securities and the Executive Registrable Securities; PROVIDED that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of Shares owned by such Persons and such participating holders of Registrable Securities (assuming for this purpose that all Shares owned by all Funds are aggregated, on the one hand, and all Shares owned by all Executives are aggregated, on the other hand).

        (g) REGISTRATION STATEMENT FORM. If any registration requested pursuant to this Section 2 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an

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underwritten public offering, and if the managing underwriter shall advise the
Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

        (h) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2 will not be deemed to have been effected unless it has become effective; PROVIDED that if within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court, such registration will be deemed not to have been effected.

        3.     PIGGYBACK REGISTRATIONS.

        (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"}, the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities (and to other holders of such securities) of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after such holder's receipt of the Company's notice.

        (b) PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

        (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requested to be included in such registration, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Funds' Registrable Securities and the Executive Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder (assuming for this purpose that all Shares owned by all Funds are aggregated, on the one hand, and all Shares owned by all Executives are

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aggregated, on the other hand) and (iii) third, other securities requested to be included in such registration.

        (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the securities initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Funds' Registrable Securities and the Executive Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder (assuming for this purpose that securities owned by all Funds, on the one hand, and all Executives, on the other hand, are aggregated) and (ii) second, other securities requested to be included in such registration.

        (e) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

        4.     HOLDBACK AGREEMENTS.

        (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

        (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback

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Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 2% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if permitted herein), unless the underwriters managing the registered public offering otherwise agree.

        5.    REGISTRATION PROCEDURES.

        (a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

             (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Funds' Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and approval of such counsel);

             (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

             (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the

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        prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

             (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller and the managing underwriter or underwriters may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or
        (iii) consent to general service of process in any such jurisdiction;

             (v) notify each seller of such Registrable Securities and the managing underwriter or underwriters, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact required to be stated therein to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact required to be stated therein to make the statements therein not misleading in the light of the circumstances then existing;

             (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

             (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

             (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order

                                        8

        to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

             (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

             (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

             (xi) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

             (xii) if any such registration or comparable statement refers to any holder of Funds' Registrable Securities by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; PROVIDED

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        that with respect to this clause (ii) such holder shall furnish to the
        Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

        (b) Each seller of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the type described in clause (v) of Section 5(a) hereof, such seller shall forthwith discontinue disposition of such Registrable Securities covered by such registration statement or related prospectus until such seller's receipt of the copies of the supplemental or amended prospectus contemplated by clause (v) of Section 5(a) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of
Section 5(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 5(a) hereof and including the date when each seller of Registrable Securities shall have received the copies of the supplemental or amended prospectus contemplated by clause (v) of Section 5(a) hereof.

        (c) Each seller of Registrable Securities agrees to provide the Company, upon receipt of its request, with such information about such seller to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

        6.   REGISTRATION EXPENSES.

        (a) All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if not so listed, on the NASD automated quotation system.


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        (b) In connection with each Demand Registration and each Piggyback
Registration, the Company shall reimburse the holders of Registrable Securities covered by such registration for the reasonable fees (not exceeding, in the aggregate, $25,000 for each registration) and disbursements of one counsel chosen by the holders of a majority of the Funds' Registrable Securities.

        (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

        7.   INDEMNIFICATION.

        (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors or general and limited partners and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Persons for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable to any Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller for use in the preparation thereof. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration

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statement or prospectus and, to the extent permitted by law, shall indemnify the
Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; PROVIDED that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

        (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; PROVIDED, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties With respect to such claim.

        (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

        (e) Indemnification similar to that specified in the preceding subsections of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect

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to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

        (f) The obligations of the parties under this Section 7 shall be in addition to any liability which any party may otherwise have to any other party.

        8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

        9. RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Shares, make publicly available such information), and it will take such further action as any holder may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any holder of Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 9, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

        10.  MISCELLANEOUS.

        (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities under this Agreement.

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        (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

        (c) REMEDIES. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

        (d) CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, no modification, amendment or waiver or any provision of this Agreement shall be effective against the Company or the holders of the Registrable Securities unless such modification, amendment or waiver is approved in writing by the Company, the holders of a majority of the Funds' Registrable Securities, and with respect to any amendment materially and adversely affecting the rights of the holders of the Executive Registrable Securities, the holders of a majority of the Executive Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        (e) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights granted under this Agreement to the holders of Registrable Securities may not be assigned by them except as permitted by Section 4.6 of the Shareholders Agreement. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

        (f) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not

                                              14

invalidate or render unenforceable such provisions in any other jurisdiction.

        (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

        (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        (i) SECTION HEADINGS. The Section headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        (j) NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be either personally delivered or sent by reputable overnight courier service (charges prepaid) or by confirmed facsimile transmission to the recipient at the address for such recipient provided in the Purchase Agreement and to any subsequent holder of Registrable Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally or by confirmed facsimile transmission and one day after deposit with a reputable overnight courier service.

                                       15

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



CAL DIVE INTERNATIONAL, INC.


By:
      Name:
      Title:


FIRST RESERVE SECURED ENERGY ASSETS
      FUND, LIMITED PARTNERSHIP

By:   FIRST RESERVE CORPORATION, as
        General Partner


By:

      Name:
      Title:


FIRST RESERVE FUND V-2, LIMITED
      PARTNERSHIP

By:   FIRST RESERVE CORPORATION,
        as General Partner


By:

      Name:
      Title:


                                       16

FIRST RESERVE       FUND VI, LIMITED
      PARTNERSHIP

By:   FIRST RESERVE CORPORATION, as
        General Partner


By:

      Name:
      Title:


EXECUTIVES




Gerald G. Reuhl




Owen Kratz




S. James Nelson


CAL DIVE INTERNATIONAL, INC.
VOTING TRUST


By:

      Name:
      Title:


By:

      Name:
      Title:


                                       17